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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this annual report on Form 10-KSB of our report dated September 27, 2002 on our audit of the consolidated financial statements of Americas Power Partners, Inc. as of June 30, 2002 and for the year ended June 30, 2002.




/S/ BLACKMAN KALLICK BARTELSTEIN, LLP

October 16, 2002

Chicago, Illinois

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